Exhibit 99.1

R348 Did Not Meet Endpoints in Phase 2 Dry Eye Study

Rigel Reiterates Clinical Focus on Fostamatinib for ITP and IgA Nephropathy

SOUTH SAN FRANCISCO, Calif., August 13, 2014 — Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) today announced that R348, its ophthalmic JAK/SYK inhibitor, did not meet the primary or secondary endpoints in a recently completed Phase 2 clinical study in patients with dry eye disease.  The endpoints were measured by changes in corneal fluorescein staining, conjunctival staining, tear production and dry eye symptom scores from baseline over 12 weeks of treatment versus placebo.  No significant adverse events were reported in the trial.  Rigel has decided not to initiate any new studies of R348 for this indication, but is continuing its Phase 2 study of dry eye in patients with graft versus host disease (GvHD).

The Company is focusing its resources on advanced clinical studies of fostamatinib in two indications.  The fostamatinib programs include a recently initiated Phase 3 study in patients with immune thrombocytopenic purpura (ITP) and its planned Phase 2 study in patients with IgA Nephropathy (IgAN), an autoimmune disease of the kidneys, in Q4 2014.  For more information on fostamatinib in IgAN, please visit: http://www.rigel.com/rigel/IgAN.

“Demonstrating clinical benefit in patients with dry eye disease remains a significant challenge for the pharmaceutical industry,” said James M. Gower, chairman and chief executive officer of Rigel.  “Our energies and resources going forward are committed to supporting fostamatinib in its advanced clinical development,” he added.

In addition, Rigel announced it has discontinued its indirect AMPK activator program, R118, due to its side-effect profile in Phase 1 clinical trials.  However, the company will continue its direct AMPK activator research program.

About Rigel (www.rigel.com)

Rigel Pharmaceuticals, Inc. is a clinical-stage drug development company that discovers and develops novel, small-molecule drugs for the treatment of inflammatory and autoimmune diseases, as well as muscle disorders. Rigel’s pioneering research focuses on intracellular signaling pathways and related targets that are critical to disease mechanisms. Rigel currently has the following product candidates in development: fostamatinib, an oral SYK inhibitor, which is in Phase 3 clinical trials for ITP and is expected to enter a Phase 2 clinical trial for IgAN in the second half of 2014; R348 in a Phase 2 clinical trial for dry eye in GvHD; and two oncology product candidates in Phase 1 development with partners BerGenBio AG and Daiichi Sankyo.

This press release contains “forward-looking” statements, including, without limitation, statements related to Rigel’s clinical development plans, including its future plans with respect to the focus of Rigel’s energies and resources and plans to not to initiate additional studies of R348 for dry eye. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “planned,” “will,” “may,” “expect,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Rigel’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, the availability of resources to develop Rigel’s product candidates, Rigel’s need for additional capital in the future to sufficiently fund Rigel’s operations and research, the uncertain timing of completion of and the success of clinical trials, market competition, risks associated with and Rigel’s dependence on Rigel’s corporate partnerships, as well as other risks detailed from time to time in Rigel’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Rigel does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

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Contact: Raul Rodriguez

Phone: 650.624.1302

Email: invrel@rigel.com

Media Contact: Susan C. Rogers, Rivily, Inc.

Phone: 650.430.3777

Email: susan@rivily.com